Exhibit 4.3

NUMBER	SHARES

HE

H&E Equipment Services, Inc. ®

SEE REVERSE FOR
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CERTAIN RESTRICTIONS

COMMON STOCK	CUSIP 404030 10 8

THIS CERTIFIES THAT:

IS THE OWNER OF:

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.01 PAR VALUE EACH OF

H&E Equipment Services, Inc.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:		COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
JERSEY CITY, NJ
TRANSFER AGENT
[SEAL]
BY:

/s/ LESLIE MAGEE		/s/ John Engquist	AUTHORIZED OFFICER
Secretary		President